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                                                                      EXHIBIT 21


                              Company Subsidiaries

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                                                              STATE OF
NAME                                                          INCORPORATION
----                                                          -------------
Waddell & Reed Financial Services, Inc.                       Missouri
Waddell & Reed Development, Inc.                              Delaware
Waddell & Reed, Inc.                                          Delaware
Waddell & Reed Investment Management Company                  Kansas
Waddell & Reed Services Company                               Missouri
Waddell & Reed Leasing, Inc.                                  Missouri
Waddell & Reed Distributors, Inc.                             Missouri
W & R Insurance Agency, Inc.                                  Missouri
W & R Insurance Agency of Alabama, Inc.                       Alabama
W & R Insurance Agency of Arkansas, Inc.                      Arkansas
W & R Insurance Agency of Massachusetts, Inc.                 Massachusetts
W & R Insurance Agency of Montana, Inc.                       Montana
W & R Insurance Agency of Nevada, Inc.                        Nevada
W & R Insurance Agency of Utah, Inc.                          Utah
W & R Insurance Agency of Wyoming, Inc.                       Wyoming
Unicon Agency, Inc.                                           New York
Unicon Insurance Agency of Massachusetts, Inc.                Massachusetts
Fiduciary Trust Company of New Hampshire                      New Hampshire
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